Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-83782, No. 333-37782 and No. 333-112352 ) of Senetek PLC of our report dated March 7, 2005, except for Note 15d, which is as of March 24, 2005 , relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

We hereby consent to the incorporation by reference in the Registration Statements

/s/    BDO SEIDMAN, LLP

San Francisco, California

April 20, 2006